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                                                                     EXHIBIT 2.2


                             FIRST AMENDMENT TO THE
                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF REORGANIZATION (the "Amendment"), amending that certain Agreement and Plan of Reorganization (the "Reorganization Agreement") dated June 4, 1997 by and among Sanctuary Woods Multimedia Corporation, a Delaware corporation ("Parent"), Teacher Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), Theatrix Interactive, Incorporated, a Delaware Corporation (the "Company"), Mark Kingdon as Securityholder Agent and First Trust of California, National Association as Escrow Agent, is made by and among Parent and the Company as of this 8th day of August, 1997.

                                    RECITALS

         WHEREAS, prior to the Closing, Parent and the Company wish to amend the agreement and the closing condition regarding the composition of the Board of Directors of the combined company (the "Board") as set forth under Sections 5.13 and 7.2(c), respectively, of the Reorganization Agreement so that the Board shall be composed of four persons, three of whom shall have served on the Board of Directors of Parent immediately prior to the Effective Time and one of whom shall be Joyce Hakansson; and

         WHEREAS, Section 9.3 of the Reorganization Agreement provides that the Reorganization Agreement may be amended, prior to Closing, by execution of an instrument in writing signed by Parent and the Company;

         NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Definitions. Unless otherwise indicated herein, words and terms which are defined in the Reorganization Agreement shall have the same meaning where used herein.

2. Amendments to Reorganization Agreement. Section 5.13 of Article V of the Reorganization Agreement and Section 7.2(c) of Article VII of the Reorganization Agreement shall each be amended and restated in their entirety so that each of such sections shall be and read as follows:

         "Board of Directors of the Combined Company. The Board of Directors of Parent will take all actions necessary to cause the Board of Directors of Parent, immediately after the Effective Time, to consist of four persons, three of whom shall have served on the Board of Directors of Parent immediately prior to the Effective Time and one of whom shall be Joyce Hakansson."



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3.       Continued Validity of Reorganization Agreement. Except as amended hereby, the Reorganization Agreement shall continue in full force and effect as originally constituted and is ratified and affirmed by the parties hereto.

4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the undersigned parties have each caused this
Amendment to be executed as of the date first above written.

                                     PARENT:

                                     SANCTUARY WOODS MULTIMEDIA
                                     CORPORATION


                                     By: /s/ MARYLYN ROSENBLUM
                                        ----------------------------------------
                                             Marylyn Rosenblum
                                             President and Chief Executive
                                             Officer


                                     COMPANY:

                                     THEATRIX INTERACTIVE, INCORPORATED



                                     By: /s/ ROBERT T. WALL
                                        ----------------------------------------
                                             Robert T. Wall
                                             President and Chief Executive
                                             Officer



                  SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE
                      AGREEMENT AND PLAN OF REORGANIZATION